Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 16, 2009 with respect to the consolidated financial statements of John Hancock Variable Life Insurance Company which are contained in the Statement of Additional Information in Post-Effective Amendment No. 16 in the Registration Statement (Form N-6 No. 333-15075) and related Prospectus of John Hancock Variable Life Insurance Company Separate Account S.

Boston, Massachusetts

April 24, 2009

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated April 14, 2009 with respect to the financial statements of John Hancock Variable Life Account S of John Hancock Variable Life Insurance Company, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 16 in the Registration Statement [Form N-6 No. 333-15075] and related Prospectus of John Hancock Variable Life Account S of John Hancock Variable Life Insurance Company.

/s/ Ernst & Young LLP
Toronto, Canada,	Chartered Accountants
April 24, 2009	Licensed Public Accountants